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                                                                     EHIBIT 99.1

                        [Letterhead of ARTHUR ANDERSEN]


As independent public accountants, we hereby consent to the incorporation of our reports, incorporated by reference in this Form 10-KSB, into Abigail Adams National Bancorp, Inc.'s previously filed Registration Statement File No. 333-47061.

/s/ Arthur Andersen LLP

Vienna, Virginia
March 27, 2000